Exhibit 10.1
Execution Version
FIRST AMENDMENT
THIS FIRST AMENDMENT (this “Amendment”), dated as of May 15, 2023, is entered into among BAKER HUGHES HOLDINGS LLC (the “Borrower”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to the Credit Agreement, dated as of December 10, 2019 (as in effect on the date hereof immediately before giving effect to the amendments contemplated hereby, the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”);
WHEREAS, certain loans, commitments and/or other extensions of credit (the “Loans”) under the Existing Credit Agreement denominated in Dollars incur or are permitted to incur interest, fees or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (the “Eurodollar Rate”) in accordance with the terms of the Existing Credit Agreement;
WHEREAS, the Administrative Agent, the Borrower and the Lenders party hereto have determined in accordance with the Existing Credit Agreement that the Eurodollar Rate should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and the parties to this Agreement hereby agree that such changes shall become effective as of the First Amendment Effective Date (as defined below); and
WHEREAS, pursuant to Section 2.11(c) of the Existing Credit Agreement, the Administrative Agent and the Borrower have determined that in connection with the implementation of a Benchmark Replacement, certain Benchmark Replacement Conforming Changes are necessary or advisable and such changes shall become effective as of the First Amendment Effective Date without any further consent of any other party to the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendment. Effective as of the First Amendment Effective Date the Existing Credit Agreement and Exhibit A thereto are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex A hereto.
3.    Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of counsel to the Administrative Agent, in each case to the extent reimbursable pursuant to Section 9.03(a) of the Credit Agreement.
4.    Condition Precedent. The effectiveness of this Amendment is subject to the satisfaction of the condition (the date of the satisfaction of such condition, the “First Amendment Effective Date”) that the Administrative Agent (or its counsel) shall have received from the Borrower and Lenders comprising 100% of the Lenders as of immediately prior to the First Amendment Effective Date either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this

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Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.
The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
5.    Representations and Warranties. The Borrower represents and warrants to the Administrative Agent that, as of the date hereof:
(a)This Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.
(b)The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary limited liability company action and does not and will not violate any provision of any law or regulation, or contractual or limited liability company restrictions, in each case, binding on the Borrower and material to the Borrower and its subsidiaries, taken as a whole.

6.     Reaffirmation; Reference to and Effect on the Credit Agreement.

(a)From and after the First Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)The Credit Agreement, and the obligations of the Borrower thereunder, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
(c)The Borrower (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Agreement and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement.
(d)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of any of the Credit Agreement.
(e)In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement, the terms hereof shall control.
7.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.

(a)    This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

(b)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.09 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
8.    Amendments; Headings; Severability. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the
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remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.     Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

10.     Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

[remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:    BAKER HUGHES HOLDINGS LLC,

By:    /s/ Nancy Buese
Name: Nancy Buese
Title: Chief Financial Officer

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:    JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:    /s/ Sofia Barrera Jaime
Name: Sofia Barrera Jaime
Title: Vice President
LENDER:    JPMORGAN CHASE BANK, N.A.,
as Lender
By:    /s/ Sofia Barrera Jaime
Name: Sofia Barrera Jaime
Title: Vice President

[Signature Page to First Amendment]

LENDERS:    Citibank, N.A.,

By:    /s/ Ivan Davey
Name: Ivan Davey
Title: Vice President

[Signature Page to First Amendment]

LENDERS:    UNICREDIT BANK AG, NEW YORK BRANCH

By:    /s/ Kimberly Sousa
Name:     Kimberly Sousa
Title:    Managing Director
By:    /s/ Mengyun Sun
Name: Mengyun Sun
Title: Associate Director

[Signature Page to First Amendment]

LENDERS:    BANK OF AMERICA, N.A.,

By:    /s/ Tommy Nguyen
Name:     Tommy Nguyen
Title:     Vice President

[Signature Page to First Amendment]

LENDERS:    BARCLAYS BANK, PLC,
As a Lender
By:    /s/ Edward Brooks
Name:     Edward Brooks
Title:     Vice President

[Signature Page to First Amendment]

LENDERS:    DEUTSCHE BANK AG NEW YORK BRANCH,

By:    /s/ Marko Lukin
Name: Marko Lukin
Title: Vice President
By:    /s/ Annie Chung
Name: Annie Chung
Title: Managing Director

[Signature Page to First Amendment]

LENDERS:    HSBC Bank USA N.A.,

By:    /s/ Gillian Hedges
Name: Gillian Hedges
Title: Director

[Signature Page to First Amendment]

LENDERS:    Morgan Stanley Bank, N.A.

By:    /s/ Rikin Pandya
Name: Rikin Pandya
Title: Authorize Signatory

[Signature Page to First Amendment]

LENDERS:    BNP Parabas

By:    /s/ Sriram Chandrasekaran
Name:     Sriram Chandrasekaran
Title:     Director
/s/ Nicolas Anberree
Name: Nicolas Anberree
Title: Director

[Signature Page to First Amendment]

LENDERS:    SOCIÉTÉ GÉNÉRALE, as a Lender

By:    /s/ Richard Bernal
Name: Richard Bernal
Title: Managing Director

[Signature Page to First Amendment]

LENDERS:    STANDARD CHARTERED BANK

By:    /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

[Signature Page to First Amendment]

LENDERS:    Australia and New Zealand Banking Group Limited

By:    /s/ Wendy Tso
Name:     Wendy Tso
Title:     Director

[Signature Page to First Amendment]

LENDERS:    Bank of China, New York Branch,

By:    /s/ Raymond Qiao
Name: Raymond Qiao
Title: Executive Vice President

[Signature Page to First Amendment]

LENDERS:    Intesa Sanpaolo S.p.A., New York Branch

By:    /s/ Jordan Schweon
Name:     Jordan Schweon
Title:     Managing Director
By:    /s/ Alessandro Tiogo
Name:     Alessandro Tiogo
Title:     Head of Corporate Desk

[Signature Page to First Amendment]

LENDERS:    MUFG Bank, Ltd.,

By:    /s/ Anastasiya Bykov
Name: Anastasiya Bykov
Title: Authorized Signatory

[Signature Page to First Amendment]

LENDERS:    Royal Bank of Canada, as a Lender

By:    Michael McKay
Name: Michael McKay
Title: Director, Corporate Client Group – Finance

[Signature Page to First Amendment]

LENDERS:    Sumitomo Mitsui Banking Corporation,

By:    /s/ Jeffrey Cobb
Name:     Jeffrey Cobb
Title:     Director

[Signature Page to First Amendment]

LENDERS:    BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW
    YORK BRANCH

By:    /s/ Cara Younger
Name: Cara Younger
Title: Managing Director
By:    /s/Miriam Trautmann
Name: Miriam Trautmann
Title: Managing Director

[Signature Page to First Amendment]

LENDERS:    First Abu Dhabi Bank USA N.V.

By:    /s/ Ora Helmholz
Name: Ora Helmholz
Title:     Country CCO
By:    /s/ Hussam Al Najjar
Name:     Hussam Al Najjar
Title:     Head of Operations

[Signature Page to First Amendment]

LENDERS:    The Northern Trust Company,

By:    /s/ Keith L. Burson
Name: Keith L. Burson
Title: Senior Vice President

[Signature Page to First Amendment]

LENDERS:    The Standard Bank of South Africa Limited, Isle of Man Branch

By:    /s/ Pablo Gonalez-Spahr
Name: Pablo Gonzalez-Spahr
Title: Executive

[Signature Page to First Amendment]

Annex A

(Attached hereto)

Annex A
~~EXECUTION VERSION~~

CREDIT AGREEMENT

dated as of

December 10, 2019

as amended through the First Amendment, dated as of May 15, 2023
Among

BAKER HUGHES~~, A GE COMPANY,~~ HOLDINGS LLC,

as the Borrower,

The Lenders Party Hereto,
and
JPMORGAN CHASE BANK, N.A., as Administrative Agent

$3,000,000,000 REVOLVING CREDIT FACILITY
JPMorgan Chase Bank, N.A., Citigroup Global Markets Inc., UniCredit Bank AG, New York Branch, Barclays Bank PLC, Deutsche Bank Securities Inc., HSBC Bank USA, N.A., BofA Securities, Inc. and
Morgan Stanley Senior Funding, Inc.,
as Joint Bookrunners and Joint Lead Arrangers

Citibank, N.A., and UniCredit Bank AG, New York Branch,
as Syndication Agents

Barclays Bank PLC, Deutsche Bank Securities Inc., HSBC Bank USA, N.A., Bank of America, N.A. and Morgan Stanley Senior Funding, Inc.,
as Documentation Agents

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    1
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    ~~15~~17
SECTION 1.03.    Terms Generally    ~~15~~17
SECTION 1.04.    Interest Rates; ~~LIBOR~~Benchmark Notification    ~~15~~17
SECTION 1.05.    Divisions    ~~15~~17
ARTICLE II THE CREDITS    ~~16~~18
SECTION 2.01.    Commitments; Additional Commitments    ~~16~~18
SECTION 2.02.    Loans and Borrowings    ~~16~~19
SECTION 2.03.    Requests for Borrowings    ~~17~~19
SECTION 2.04.    Funding of Borrowings    ~~18~~20
SECTION 2.05.    Interest Elections    ~~18~~20
SECTION 2.06.    Termination and Reduction of Commitments    ~~19~~21
SECTION 2.07.    Repayment of Loans; Evidence of Debt    ~~20~~22
SECTION 2.08.    Prepayment of Loans    ~~20~~22
SECTION 2.09.    Fees    ~~21~~23
SECTION 2.10.    Interest    ~~21~~23
SECTION 2.11.    Alternate Rate of Interest    ~~22~~24
SECTION 2.12.    Increased Costs    ~~23~~26
SECTION 2.13.    Taxes    ~~24~~27
SECTION 2.14.    Payments Generally    ~~27~~29
SECTION 2.15.    Replacement of Lenders    ~~28~~30
SECTION 2.16.    Break Funding Payments    ~~28~~31
SECTION 2.17.    Illegality    ~~29~~31
SECTION 2.18.    Extension Option    ~~29~~32
ARTICLE III REPRESENTATIONS OF BORROWER    ~~30~~33
ARTICLE IV CONDITIONS    ~~32~~35
SECTION 4.01.    Effective Date    ~~32~~35
SECTION 4.02.    Each Credit Event    ~~33~~36
SECTION 4.03.    Conditions to Extension of Commitments    ~~33~~36
ARTICLE V AFFIRMATIVE COVENANTS    ~~34~~36
SECTION 5.01.    Compliance with Laws    ~~34~~37
SECTION 5.02.    Preservation of Existence    ~~34~~37
SECTION 5.03.    Taxes    ~~34~~37
SECTION 5.04.    Reporting Requirements    ~~34~~37
SECTION 5.05.    Notices of Other Material Events    ~~35~~38
SECTION 5.06.    Books and Records    ~~36~~38
SECTION 5.07.    Maintenance of Properties    ~~36~~38
SECTION 5.08.    Transactions with Affiliates    ~~36~~38
SECTION 5.09.    Anti-Corruption and Sanctions    ~~37~~39
ARTICLE VI NEGATIVE COVENANTS    ~~37~~40
SECTION 6.01.    Liens    ~~37~~40
SECTION 6.02.    Indebtedness    ~~38~~41
SECTION 6.03.    Merger, Consolidation; Asset Sales    ~~39~~42
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ARTICLE VII EVENTS OF DEFAULT    ~~40~~42
ARTICLE VIII THE ADMINISTRATIVE AGENT    ~~41~~44
ARTICLE IX MISCELLANEOUS    ~~43~~45
SECTION 9.01.    Notices    ~~43~~45
SECTION 9.02.    Waivers; Amendments    ~~43~~46
SECTION 9.03.    Expenses; Indemnity    ~~44~~46
SECTION 9.04.    Successors and Assigns    ~~44~~47
SECTION 9.05.    Counterparts; Integration; Effectiveness    ~~47~~50
SECTION 9.06.    Governing Law; Jurisdiction    ~~47~~50
SECTION 9.07.    Headings    ~~48~~50
SECTION 9.08.    Confidentiality    ~~48~~50
SECTION 9.09.    WAIVER OF JURY TRIAL    ~~48~~51
SECTION 9.10.    USA PATRIOT Act    ~~48~~51
SECTION 9.11.    No Fiduciary Duty    ~~49~~51
SECTION 9.12.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions    ~~49~~52
SECTION 9.13.    Acknowledgement Regarding Supported QFCs    ~~50~~52

SCHEDULES:
Schedule 2.01    Commitments
EXHIBITS:
Exhibit A    Form of Assignment and Acceptance
Exhibit B-1    Form of Increased Facility Activation Notice
Exhibit B-2    Form of New Lender Supplement
Exhibit C    Form of Tax Certificate
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CREDIT AGREEMENT ~~(this “Agreement”)~~, dated as of December 10, 2019 (as amended, restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”), among BAKER HUGHES~~, A GE COMPANY,~~ HOLDINGS LLC (the “Borrower”), the Lenders (as defined below) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (as defined below).
The parties hereto agree as follows:
ARTICLE I

DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
~~“Alternate Base Rate” means, a fluctuating per annum rate of interest equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus 50 basis points per annum, and (c) the sum of (i) the Eurodollar Rate applicable for an Interest Period of one month determined two (2) Business Days prior to the first day of the then current month and (ii) 1.00% per annum. Any change in the Alternate Base Rate (or any component thereof) due to a change in the NYFRB Rate or the Eurodollar Rate, as the case may be, shall be effective from and including the effective date of such change in the NYFRB Rate or the Eurodollar Rate, as the case may be.~~
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.1%; provided that, if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR Rate” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.1%; provided that, if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Additional Commitment Bank” has the meaning set forth in Section 2.18(c).
“Administrative Agent” means JPMorgan Chase Bank, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Alternate Base Rate” means, for any day, a rate per annum rate of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus 50 basis points per annum, and (c) the sum of (i) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities

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Business Day) and (ii) 1.00% per annum; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate (or any component thereof) due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, NYFRB Rate or the Adjusted Term SOFR Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.0%, such rate shall be deemed to be 1.0% for purposes of this Agreement.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower and its affiliated companies from time to time concerning or relating to bribery or corruption.
“Applicable Margin” means, for any day from and after the First Amendment Effective Date, with respect to any Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate (expressed in basis points per annum) set forth below under the caption “Commitment Fee Rate”, “~~Eurodollar~~Term Benchmark Loan Applicable Margin”, or “ABR Loan Applicable Margin”, as the case may be:

Pricing Level	Ratings Moody’s/S&P	Commitment Fee Rate	~~Eurodollar~~Term Benchmark Loan Applicable Margin	ABR Loan Applicable Margin
1	≥ Aa3/AA-	5.0	62.5	0.0
2	A1/A+	6.0	75.0	0.0
3	A2/A	7.5	87.5	0.0
4	A3/A-	9.0	100.0	0.0
5	≤ Baa1/BBB+	12.5	112.5	12.5

For purposes of the foregoing, “Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the Borrower’s senior unsecured non-credit enhanced long-term Indebtedness for borrowed money; provided that, if a Rating is issued by each of S&P and Moody’s, then the higher of such Ratings shall apply, unless there is a split in Ratings of more than one level, in which case the level that is one level lower than the higher Rating shall apply. The Ratings shall be determined from the most recent public announcement of any changes in the Ratings. If the rating system of S&P or Moody’s shall change, the Borrower and the Administrative Agent shall negotiate in good faith to amend this Agreement to reflect such changed rating system and, pending the effectiveness of such amendment, the Rating shall be determined by reference to the rating most recently in effect prior to such change.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

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“Availability Period” means, with respect to the making of Loans, the period from and including the Effective Date to but excluding the earlier of the Final Maturity Date and the date of the termination of the relevant Commitments.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Secrecy Act” means The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330), as amended.
“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that, if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the Adjusted Daily Simple SOFR; and
~~“Benchmark Replacement” means~~ (2)    the sum of: (a) the alternate benchmark rate ~~(which may be a SOFR-Based Rate)~~ that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement ~~to the Eurodollar Rate for U.S.~~for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment~~; provided that, if~~ .
If the Benchmark Replacement as ~~so~~ determined pursuant to clause (1) or (2) above would be less than ~~zero~~the Floor, the Benchmark Replacement will be deemed to be ~~zero~~the Floor for the purposes of this Agreement~~; provided, further, that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion~~.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative

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value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the Eurodollar Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S.~~ dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest ~~and other~~, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earlie~~r~~st to occur of the following events with respect to ~~the Eurodollar Rate~~such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component there~~in~~of) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the Eurodollar Rate~~such then-current Benchmark:
(1)     a public statement or publication of information by or on behalf of the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof),

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permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate~~any Available Tenor of such Benchmark (or such component thereof);
(2)     a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the Federal Reserve ~~System~~Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the LIBO Screen Rate~~such Benchmark (or such component), in each case, which states that the administrator of ~~the LIBO Screen Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the LIBO Screen Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the LIBO Screen Rate; and/or~~ any Available Tenor of such Benchmark (or such component thereof); or
(3)     a public statement or publication of information by the regulatory supervisor for the administrator of ~~the LIBO Screen Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that ~~the LIBO Screen Rate is~~all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
~~“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent, the Required Lenders or the Borrower, as applicable, by notice to the Borrower, the Administrative Agent and the Lenders, as the case may be.~~
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, ~~if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred~~ with respect to ~~the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a~~any Benchmark ~~Replacement~~, the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the Eurodollar Rate~~such then-current Benchmark for all purposes hereunder in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced ~~the LIBO Rate~~such then-current Benchmark for all purposes hereunder ~~pursuant to~~in accordance with Section 2.11.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

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“Borrower” has the meaning given to it in the preamble hereto.
“Borrowing” means Loans of the same Type, made to the Borrower, made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, the term “Business Day” shall also exclude, when used in connection with a ~~Eurodollar Loan, any day on which banks are not open for dealings in Dollar deposits in the London and New York interbank markets~~Loan referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate, any such day that is only a U.S. Government Securities Business Day.
“Change Event” has the meaning given to it in Section 2.12.
“Change in Law” has the meaning given to it in Section 2.12.
“Change of Control” means that any person or group of persons (within the meaning of Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended) other than Baker Hughes Company and its direct or indirect subsidiaries shall have acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of a majority of the outstanding shares of equity securities (or other securities convertible into such securities) of the Borrower at the time entitled to vote for election of directors (or equivalent governing body) of the Borrower. Notwithstanding the foregoing, (a) it is agreed that the sale of equity securities of the Borrower owned by GE (or an Affiliate thereof) as of the Effective Date shall not constitute a Change of Control, and (b) a transaction will not be deemed to involve a Change of Control solely as a result of Baker Hughes Company becoming a direct or indirect subsidiary of a new parent company (“New Parent”); provided that no person or group of persons (as defined above) is or becomes the beneficial owner, directly or indirectly, of a majority of the outstanding shares of equity securities (or other securities convertible into such securities) of New Parent at the time entitled to vote for election of directors (or equivalent governing body) of New Parent, in each case as determined above.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.01(b), (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, (d) with respect to a Declining Lender, terminated in accordance with Section 2.18(b). The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, or in the New Lender Supplement pursuant to which such Lender shall have become a party hereto, as applicable.
~~“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to~~

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~~determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:~~
~~(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:~~
~~(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;~~
~~provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~
“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.16 or 9.03 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to ~~a Benchmark Replacement means~~any Available Tenor means, as applicable, either a tenor (including overnight) or an interest period having approximately the same length (disregarding business day adjustment) as ~~the applicable tenor for the applicable Interest Period with respect to the Eurodollar Rate~~such Available Tenor.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time (excluding treasury stock), determined in accordance with GAAP.
“Covered Party” has the meaning assigned to it in Section 9.13.
“Credit Exposure” means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Loans at such time.

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“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Declining Lender” has the meaning set forth in Section 2.18.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans (other than at the direction or request of any regulatory authority) within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent, (ii) become the subject of a public bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a public bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) become the subject of a Bail-In Action, unless in the case of clauses (a), (b) and (c) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied.
Notwithstanding anything to the contrary above, a Lender (other than a Lender which is the subject of a Bail-In Action) will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interests in, or other exercise of control over, such Lender or its parent company by any Governmental Authority. In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then such Lender shall no longer be deemed to be a Defaulting Lender.
“Documentation Agents” means the Documentation Agents identified on the cover page of this Agreement.
“Dollars” or “$” refers to lawful money of the United States of America.
~~“Early Opt-in Election” means the occurrence of:~~
 ~~(1) (i) a determination by the Administrative Agent or the Borrower or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, in each case of clauses (i) and (ii), that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section~~

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~~2.11 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and~~
~~(2) (i) the election by the Administrative Agent or the Borrower or (ii) the election by the Required Lenders, in each case of clauses (i) and (ii), to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent, the Borrower or such Lenders of written notice of such election to the Administrative Agent, the Borrower and the Lenders, as the case may be.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“EMU Legislation” means legislative measures of the European Union (including, without limitation, the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, in each case as now or hereafter in effect, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Borrower’s controlled group, or under common control with the Borrower, within the meaning of Section 414(a) or (b) of the Code, and, for purposes of Section 412 of the Code, Section 414(m) of the Code.
“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or applicable regulation; (b) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

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~~“Eurodollar” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.~~
~~“Eurodollar Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Reuters Capital Markets Report Screen LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided that if the rate appearing on such screen at such time shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.~~
“Event of Default” has the meaning assigned to such term in Article VII.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on (or measured by) its net income or net profits and franchise taxes (imposed in lieu of net income taxes) by any jurisdiction as a result of such party being organized or resident, having its principal office or applicable lending office or doing business in such jurisdiction or having any other present or former connection with such jurisdiction (other than a business or other connection deemed to arise solely from such person having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced and/or engaged in any activities contemplated with respect to, this Agreement), (b) any withholding or backup withholding taxes attributable to any person’s failure to comply with Section 2.13(e), (f) and (i) of this Agreement, (c) any tax that is imposed pursuant to a law in effect at the time such Lender becomes a party to this Agreement or designates a new lending office, except to the extent that such Lender or its assignor, if any, was entitled, immediately prior to such designation of a new lending office or assignment, to receive additional amounts from the Borrower with respect to any tax pursuant to Section 2.13 and other than pursuant to an assignment request of the Borrower under Section 2.15, (d) any tax in the nature of the branch profits tax within the meaning of Section 884(a) of the Code and any similar tax imposed by any jurisdiction and (e) any U.S. federal withholding taxes that are imposed by reason of or pursuant to FATCA.
“Extending Bank” has the meaning set forth in Section 2.18.
“FATCA” means Sections 1471–1474 of the Code as of the date of this Agreement (or any successor Code provisions that are substantively similar thereto and which do not impose criteria that are materially more onerous than those contained in such Sections as of the date of this Agreement), any current or future regulations issued thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, or official agreement implementing any such agreements.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Final Maturity Date” means December 10, 2024 or, with respect to any Extending Bank or Additional Commitment Bank, such later date as specified in Section 2.18.

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“First Amendment” means that certain First Amendment dated as of May 15, 2023 among the Borrower, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” means the “First Amendment Effective Date” as defined in the First Amendment.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.
“GAAP” means generally accepted accounting principles in the United States of America.
“GE” means General Electric Company.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit B-1.
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantees by such Person of Indebtedness of others.
“Indemnified Taxes” means Taxes (other than Excluded Taxes and Other Taxes) that are imposed in respect of a payment by, or on account of an obligation of, the Borrower hereunder.
“Indemnitee” has the meaning given to it in Section 9.03(b).
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any ~~Eurodollar~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means, with respect to any ~~Eurodollar~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two,~~ three or six ~~(or, to the extent made available by all the Lenders, twelve)~~ months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day

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of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request.. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A.
“Lead Arrangers” means the Joint Bookrunners and Joint Lead Arrangers identified on the cover page of this Agreement.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to a New Lender Supplement or an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a conditional vendor and a statutory deemed trust; provided, however, that for the avoidance of doubt, the interest of a Person as owner or lessor under charters or leases of property and the rights of setoff of banks shall not constitute a “Lien” on or in respect of the relevant property.
“Loan Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent or the Lenders hereunder.
“Moody’s” means Moody’s Investors Service, Inc. or any successor.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“New Lender” has the meaning given to it in Section 2.01(b)(ii).
“New Lender Supplement” has the meaning given to it in Section 2.01(b)(ii).
“Non-U.S. Lender” has the meaning given to it in Section 2.13(e).
“Notice Date” has the meaning set forth in Section 2.18.
“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13(g) or 2.15) and as a result of a present or former connection between any Lender or Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from the Lender or Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, or enforced this Agreement).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~E~~eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Participating Member State” means a member of the European Communities that has the Euro as its currency in accordance with EMU Legislation.
“Participant” has the meaning given to it in Section 9.04(e).
“Participant Register” has the meaning given to it in Section 9.04(e).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“PDF”, when used in reference to notices via e-mail attachment, means portable document format or a similar electronic file format.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Prime Rate” means the rate of interest ~~per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City;~~ last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). ~~e~~Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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“QFC Credit Support” has the meaning assigned to it in Section 9.13.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning set forth in Section 9.04.
“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Required Lenders” means, at any time, Lenders (excluding Defaulting Lenders) having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time (in each case, excluding the Commitments and Credit Exposures of Defaulting Lenders).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means Standard & Poor’s Financial Services LLC or any successor.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, any (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council or any similar list maintained by the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom (b) any Governmental Authority of any Sanctioned Country, (c) any Person located, organized or resident in a Sanctioned Country, (d) any Person directly or indirectly 50% or more owned by, or otherwise controlled by, any Person or Persons referenced in clauses (a) or (b) or (e) any Person otherwise a target of Sanctions on a similar or otherwise published list..
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the

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Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
~~“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.~~
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“~~SOFR-Based Rate” means SOFR, Compounded~~SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR ~~or Term SOFR~~”.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Supported QFC” has the meaning assigned to it in Section 9.13.
“Syndication Agents” means the Syndication Agents identified on the cover page of this Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.
“Term SOFR~~” means the forward-looking~~ Determination Day” has the meaning assigned to it under the definition of ~~t~~Term ~~rate based on~~ SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~Reference Rate.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

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“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed at Nice on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Eurodollar~~Adjusted Term SOFR Rate or the Alternate Base Rate.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.13.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment~~; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement~~.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have

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effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., “~~Eurodollar~~Term Benchmark Loans”). Borrowings also may be classified and referred to by Type (e.g., “a ~~Eurodollar~~Term Benchmark Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (b) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
SECTION 1.04.    Interest Rates; ~~LIBOR~~Benchmark Notification. The ~~London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate~~interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-In Election~~, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Borrower, pursuant to Section 2.11, of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered rate or other rates in the definition of “Eurodollar Rate”~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.11, whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11),~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~Eurodollar~~existing interest ~~R~~rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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SECTION 1.05.    Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

THE CREDITS
SECTION 2.01.    Commitments; Additional Commitments.
(a)    Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each, a “Loan”) in Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Credit Exposure exceeding such Lender’s Commitment. Within the foregoing limit and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans, except that no borrowing or reborrowing may occur after the Availability Period. The Loans shall in each case be ABR Loans or ~~Eurodollar~~Term Benchmark Loans, as the Borrower shall request.
(b)    Additional Commitments.
(i)     The Borrower and any one or more Lenders (including New Lenders) may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), at any time after the Effective Date, agree that such Lenders shall obtain or increase the amount of their Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (a) the amount of such increase and (b) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, without the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), (i) the aggregate amount of the Commitments may not be increased by an amount greater than $500,000,000, (ii) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $5,000,000 and (iii) no more than eight Increased Facility Closing Dates may be selected by the Borrower during the term of this Agreement. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees in writing to do so in its sole discretion. The Administrative Agent shall promptly give notice to all Lenders of any such increase.
(ii)    Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent, elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.01(b)(i) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit B-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement (other than with respect to the payment of any fees or interest prior to the date such New Lender becomes a Lender).
(iii)    On each Increased Facility Closing Date with respect to which there are Loans then outstanding, the New Lender(s) and/or the Lender(s) that have increased their Commitments shall make Loans, the proceeds of which will be used to prepay the Loans of other Lenders, so that, after giving effect thereto, the resulting Loans outstanding are allocated ratably among the Lenders in accordance with Section 2.02 based on their respective unused Commitments after giving effect to such Increased Facility Closing Date.

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SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective unused Commitments. Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term Benchmark Loans as the Borrower may request in accordance herewith.
(b)    The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that, other than any Commitment made by a Lender through a Conduit Lender as described in the definition thereof, which Commitment shall be the joint obligation of such Conduit Lender and its designating Lender, the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(c)    Each Lender at its option may make any ~~Eurodollar~~Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(d)    At the commencement of each Interest Period for any ~~Eurodollar~~Term Benchmark Borrowing and at the time that each ABR Borrowing is made, as the case may be, such Borrowing shall be in an aggregate amount that is an integral multiple of $2,500,000 and not less than $10,000,000 for ~~Eurodollar~~Term Benchmark Borrowings and ABR Borrowings; provided that each such Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments.
(e)    Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten ~~Eurodollar~~Term Benchmark Borrowings made by the Borrower.
(f)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.
SECTION 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or email with PDF attachment to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount and currency of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing;
(iv)    in the case of a ~~Eurodollar~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

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If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in Dollars by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then (x) the Administrative Agent shall notify the Borrower of such inaction promptly following the Administrative Agent’s discovery of such inaction and (y) the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate (or, in the case of ~~Eurodollar~~Term Benchmark Loans, such other customary overnight rate as shall be specified by the Administrative Agent) or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. During the Availability Period, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy or email with PDF attachment to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the

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portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurodollar~~Term Benchmark Borrowing; and
(iv)    if the resulting Borrowing is a ~~Eurodollar~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
(d)    If any such Interest Election Request requests a ~~Eurodollar~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.
SECTION 2.06.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Commitments shall terminate on the Final Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, any of the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the total Credit Exposures would exceed the total Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce any of the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a capital markets transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.07.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Final Maturity Date in Dollars.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

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(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans to it in accordance with the terms of this Agreement.
(e)    Any Lender may reasonably request that Loans made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.08.    Prepayment of Loans.
(a)    Subject to prior notice in accordance with paragraph (b) of this Section, the Borrower may at its option, at any time, without premium or penalty of any kind (other than any payments required under Section 2.16), prepay, in whole or in part, any Borrowings in Dollars.
(b)    The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy or email with PDF attachment) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, on the date three Business Days prior to the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.
SECTION 2.09.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee in Dollars, which shall accrue at a rate per annum equal to the Applicable Margin under the caption “Commitment Fee Rate” on the average daily unused amount of each Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first Business Day but excluding the last day).
(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

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(c)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.10.    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each ~~Eurodollar~~Term Benchmark Borrowing shall bear interest at a rate per annum equal to the ~~Eurodollar~~Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section
(d)    Accrued interest on each Loan shall be payable in Dollars in arrears on each Interest Payment Date for such Loan; provided that (i) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (ii) in the event of any conversion of any ~~Eurodollar~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iii) all accrued interest on a Loan shall be payable upon termination of the Commitments applicable to such Loan and upon the Final Maturity Date.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or ~~Eurodollar~~Adjusted Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.11.    Alternate Rate of Interest.
~~(a)    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:~~
(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error), prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Eurodollar Rate~~Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; ~~provided that no Benchmark Transition Event shall have occurred at such time;~~ or
(ii)    the Administrative Agent is advised by the Required Lenders that ~~the Eurodollar~~ , prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the ~~Lender or~~ Lenders by telephone ~~or~~, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the

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Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~, (i)~~ and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurodollar~~Term Benchmark Borrowing ~~shall be ineffective,~~ and ~~(ii) if~~ any Borrowing Request that requests a ~~Eurodollar Borrowing, such~~Term Benchmark Borrowing shall ~~be made as~~instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing; provided that, if the circumstances giving rise to such notice affect ~~fewer than all~~only one Type~~s~~ of Borrowing~~s~~, then ~~the~~all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, an ABR Loan on such day.
(b)     Notwithstanding anything to the contrary herein, ~~upon the occurrence of~~if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m.~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the ~~Administrative Agent has posted such~~date notice of such Benchmark Replacement is pro~~pos~~vided to the Lenders without any amendment to ~~all Lenders and the Borrower,~~, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such ~~proposed amendment~~Benchmark Replacement from Lenders comprising the Required Lenders~~; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of Eurodollar Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~.
(c)     ~~In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)    The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes ~~and~~, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any

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decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement, except, in each case, as expressly required pursuant to this Section 2.11.
(e)    Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent shall modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(~~e~~f)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~the Borrower may revoke any request for a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute an ABR Loan on such day.
SECTION 2.12.    Increased Costs. In the event that by reason of any change after the date of this Agreement in applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration, application or interpretation thereof, or by reason of the adoption or enactment after the date of this Agreement of any requirement or directive (whether or not having the force of law) of any Governmental Authority (each a “Change Event”); provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, but only in the event that the applicable Change Event results in the applicable Lender being in a materially different adverse position than exists as of the Effective Date with respect to any of the items described in categories (a) and (b) below and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued (collectively, a “Change in Law”):
(a)    any Lender shall, with respect to this Agreement, be subject to any Taxes (other than (i) any Indemnified Taxes or Other Taxes in respect of which additional amounts are payable (or would be so payable but for an exception under Section 2.13) pursuant to Section 2.13; or (ii) Excluded Taxes); or
(b)    any reserve, capital adequacy, special deposit, liquidity or similar requirements of law should be imposed on either the commitments to lend or the foreign claims of deposits of any Lender;

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and if any of the above-mentioned measures shall result in a material increase in the cost to such Lender of making or maintaining its Loans or Commitments or a material reduction in the amount of principal or interest received or receivable by such Lender in respect thereof, then upon prompt written notification (which shall include the date of effectiveness of such change, adoption or enactment) and demand being made by such Lender for such additional cost or reduction, the Borrower shall pay to such Lender, within 30 days of such demand being made by such Lender, such additional cost or reduction; provided, however, that the Borrower shall not be responsible for any such cost or reduction that may accrue to such Lender with respect to the period between the occurrence of the event which gave rise to such cost or reduction and the date on which notification is given by such Lender to the Borrower; and provided, further, that the Borrower shall not be obligated to pay such Lender any such additional cost or reduction unless such Lender certifies to the Borrower that at such time such Lender shall be generally assessing such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this Section; and provided, further, that any such additional cost or reduction allocated to any Loan or Commitment shall not exceed the Borrower’s pro rata share of all costs attributable to all loans or advances or commitments to all borrowers by such Lender that collectively result in the consequences for which such Lender is to be compensated by the Borrower. Within 30 days of receipt of such notification, the Borrower will pay such additional costs as may be applicable to the period subsequent to notification or prepay in full all Loans to it outstanding under this Agreement so affected by such additional costs, together with interest and fees accrued thereon to the date of prepayment in full. Such Lender shall use reasonable efforts (consistent with its internal policy applied on a non-discriminatory basis and legal and regulatory restrictions) to designate a different applicable lending office for the Loans made by it and its Commitments or to take other appropriate actions if such designation or actions, as the case may be, will avoid the need for, or reduce the amount of, any increased costs to the Borrower incurred under this Section, and will not, in the opinion of such Lender, be otherwise disadvantageous to such Lender.
SECTION 2.13.    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by law; provided that if the applicable Withholding Agent shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives from the Borrower an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make such deductions or withholdings and (iii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. For the avoidance of doubt, a Tax imposed by reason of or pursuant to FATCA is a Tax required by law to be deducted or withheld.
(b)    In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be (other than any penalties, interest and expenses resulting from any bad faith, gross negligence or willful misconduct of the Administrative Agent or such Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower and the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, (i) each Lender (or Assignee or Participant) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-9 certifying that such Lender (or Assignee or Participant) is exempt from U.S. federal backup withholding tax, (ii) each Lender (or Assignee or Participant) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of IRS Form W-8BEN or W-8BEN-E, Form W-8ECI or Form W-8IMY (together with any applicable underlying IRS forms), and, in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate substantially in the form of Exhibit C-1, C-2, C-3 or C-4, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement, and (iii) if a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable documentation or reporting requirements of FATCA (including those required pursuant to Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment (and, solely for purposes of this Section 2.13(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement). Such forms and documentation shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms and documentation promptly upon the expiration, obsolescence or invalidity of any form or documentation previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section, a Lender shall not be required to deliver any form and documentation pursuant to this Section that such Lender is not legally able to deliver.
(f)    Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(g)    The Administrative Agent and each Lender shall use reasonable efforts (consistent with its internal policy applied on a non-discriminatory basis and legal and regulatory restrictions) to designate a different applicable lending office for the Loans made by it and its Commitments or to take other appropriate actions if such designation or actions, as the case may be, will avoid the need for, or reduce the amount of, any payments the Borrower is required to make under this Section 2.13, and will not, in the opinion of the Administrative Agent or such Lender, be otherwise disadvantageous to the Administrative Agent or such Lender.
(h)    Each Lender shall severally indemnify the Administrative Agent within 10 days after written demand therefor, for the full amount of any Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(i)    With respect to payments made by the Borrower to the Administrative Agent for the benefit, or on account of any Lender (or Participant), (i) each Administrative Agent that is a “United States person” as defined in Section 7701(a)(30) of the Code will provide an IRS Form W-9, and (ii) each Administrative Agent that is not a “United States person” as defined in Section 7701(a)(30) of the Code will provide an IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and an IRS Form W-8IMY (a) certifying its status as a qualified intermediary, (b) assuming primary withholding responsibility for purposes of chapters 3 and 4 of the Code, and (c) either (1) assuming primary IRS Form 1099 reporting and backup withholding responsibility or (2) assuming reporting responsibility as a participating FFI or registered deemed-compliant FFI with respect to accounts that it maintains and that are held by specified U.S. persons as permitted under Treasury Regulations Section 1.6049-4(c)(4)(i) or (c)(4)(ii) in lieu of IRS Form 1099 reporting. No Administrative Agent shall be permitted to make the election described in Section 1471(b)(3) of the Code.
(j)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.13(j) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than any penalties, interest or other charges resulting from any bad faith, negligence or willful misconduct of such indemnified party) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (j), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (j) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
SECTION 2.14.    Payments Generally.
(a)    Unless otherwise specified herein, the Borrower shall make each payment required to be made by it hereunder (including under Section 2.12, 2.13, 2.16, or otherwise) prior to 1:00 p.m., New York City time, on the date when due. All such payments shall be made in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York or at such other office as directed by the Administrative Agent, except that payments pursuant to Sections 2.12, 2.13, 2.16 and 9.03

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shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute in like funds any such payments received by for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currency in which the applicable payment obligation is due.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans hereunder resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments made shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.14(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.15.    Replacement of Lenders. If any Lender requests compensation, or is entitled to payments, under Section 2.12 or Section 2.13 or is affected in the manner described in Section 2.17, or if any Lender is a Defaulting Lender or a Declining Lender, then the Borrower may, at its sole expense and effort (in the case of a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13, in the case of illegality under Section 2.17 or in the case of a Declining Lender under Section 2.18) or at the expense and effort of any such Defaulting Lender, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender,

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if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under, or payments pursuant to, Section 2.12 or Section 2.13 or from illegality under Section 2.17, such assignment will result in a reduction in such compensation or payments or eliminate the illegality, as the case may be. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08(b) and is revoked in accordance herewith), or (d) the assignment of any ~~Eurodollar~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a ~~Eurodollar~~Term Benchmark Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount reasonably determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the ~~Eurodollar~~Adjusted Term SOFR Rate for such Interest Period, over (ii) the amount of interest (as reasonably determined by such Lender) that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the relevant currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
SECTION 2.17.    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in applicable law or regulation or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain ~~Eurodollar~~Term Benchmark Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make ~~Eurodollar~~Term Benchmark Loans, continue ~~Eurodollar~~Term Benchmark Loans as such and convert ABR Loans into ~~Eurodollar~~Term Benchmark Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as ~~Eurodollar~~Term Benchmark Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion or repayment of a ~~Eurodollar~~Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Administrative Agent, and upon receipt of such notice, the obligations of such Lender to make or continue ~~Eurodollar~~Term Benchmark Loans or to convert ABR Loans into ~~Eurodollar~~Term Benchmark Loans shall be reinstated.
SECTION 2.18.    Extension Option.
(a)    The Borrower may request that the Commitments be extended for up to two additional one year periods after any then existing Final Maturity Date by providing not less than 30 days’ written notice (the date of such notice, a “Notice Date”) to the Administrative Agent prior to any then

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existing Final Maturity Date. If a Lender agrees, in its individual and sole discretion, to extend its Commitment (such Lender, an “Extending Bank”), it will notify the Administrative Agent, in writing, of its decision to do so no later than 20 days after the applicable Notice Date. The Administrative Agent will notify the Borrower, in writing, of the Lenders’ decisions no later than 25 days after such Notice Date.
(b)    No Lender shall be required to consent to any such extension request or be required to increase its Commitment and any Lender that declines or does not respond to the Borrower’s request for an extension of the Commitments (a “Declining Lender”) will have its Commitment assigned to one or more Additional Commitment Banks (as defined below) in accordance with Section 2.15 or, if not so assigned, terminated on the then existing Final Maturity Date (without regard to any extension of the Commitments of other Lenders).
(c)    On or before any then existing Final Maturity Date in respect of which a notice pursuant to Section 2.18(a) is given, each Extending Bank shall have the right to undertake an additional Commitment to replace any Declining Bank as an assignee thereof in accordance with Section 2.15 and, if the aggregate of all such additional Commitments of Extending Banks is less than the aggregate amount of the Commitments of the Declining Banks, the Borrower shall have the right to replace each Declining Bank with, and add as “Lenders” under this Agreement in place thereof, one or more Persons that would constitute an eligible assignee pursuant to Section 9.04(b) (each, together with any such Extending Bank to the extent of such Extending Bank’s additional Commitment, an “Additional Commitment Bank”), all as provided in Section 2.15, each of which Additional Commitment Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Bank shall, effective as of the then existing Final Maturity Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Lender, its such Commitment shall be in addition to any other Commitment of such Lender hereunder on such date); provided that the Extending Banks will have the right to undertake additional Commitments in an aggregate amount up to the aggregate amount of the Commitments of the Declining Banks before the Borrower will have the right to replace any Declining Bank with any Eligible Assignee that is not already a Lender (it being understood that the Administrative Agent, in consultation with the Borrower, will be able to allocate the aggregate amount of the Commitments of the Declining Banks among each such Extending Bank in an amount not to exceed the additional Commitment that such Extending Bank agreed to undertake).
(d)    If the Commitments of the Extending Banks and the Additional Commitment Banks aggregate 50% or less of the aggregate Commitments of all Lenders as of immediately prior to such then existing Final Maturity Date, none of the Commitments (including the Commitment of any Extending Bank) will be extended and the Final Maturity Date for each Lender shall remain unchanged.
(e)    If (1) the Commitments of the Extending Banks and the Additional Commitment Banks aggregate greater than 50% of the aggregate Commitments of all Lenders as of immediately prior to such then existing Final Maturity Date and (2) and on such then existing Final Maturity Date, the applicable conditions set forth in Section 4.03 shall be satisfied, then, effective as of such then existing Final Maturity Date, (i) the Final Maturity Date for each Bank that is an Extending Bank or an Additional Commitment Bank shall automatically become the date that is one year following such then existing Final Maturity Date as in effect immediately prior to such extension, (ii) the Final Maturity Date for each Lender that is a Declining Bank shall remain unchanged, (iii) each Additional Commitment Bank that is not already a Lender shall thereupon become a “Lender” for all purposes of this Agreement with a Commitment, and each Additional Commitment Bank that is already a Lender shall thereupon have an additional Commitment, in each case as contemplated by Section 2.18(c) above, and (iv) the aggregate amount of the Commitments shall equal the aggregate of the Commitments of the Extending Banks and the Additional Commitment Banks at such time, provided such amount will not exceed the aggregate amount of the Commitments in effect immediately prior to such then existing Final Maturity Date unless otherwise permitted by Section 2.01(b).

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ARTICLE III

REPRESENTATIONS OF BORROWER
The Borrower represents for and as to itself as follows:
(a)    The Borrower has been duly organized and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, and the Borrower has all requisite power and authority to conduct its business, to own its properties and to execute, deliver and perform its obligations under this Agreement.
(b)    The execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary limited liability company action and does not and will not violate any provision of any law or regulation, or contractual or limited liability company restrictions, in each case, binding on the Borrower and material to the Borrower and its subsidiaries, taken as a whole.
(c)    This Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject however to (i) the exercise of judicial discretion in accordance with general principles of equity and (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights heretofore or hereafter enacted.
(d)    The proceeds of the Loans made to the Borrower shall not be used for a purpose which violates Regulation T, Regulation U or Regulation X.
(e)    As of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Subsidiary or against any of their respective properties or revenues (i) with respect to this Agreement or any of the transactions contemplated hereby or (ii) that could reasonably be expected to have a Material Adverse Effect.
(f)    The Borrower maintains in effect policies and procedures designed to implement compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects, and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the best knowledge of the Borrower, threatened. None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees or any of their respective agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No part of the proceeds of the Loans or the Loan Transactions will be used by the Borrower in violation of Anti-Corruption Laws or applicable Sanctions.
(g)    The Borrower maintains in effect policies and procedures designed to implement compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with the Anti-Money Laundering Laws. The operations of the Borrower and its Subsidiaries are in compliance in all material respects with the Bank Secrecy Act and implementing regulations and the applicable anti-money laundering statutes of jurisdictions where the Borrower and its Subsidiaries conduct business, and the rules and regulations thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving the Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened.
(h)    The Borrower is not an EEA Financial Institution.
(i)    (i) The consolidated balance sheet of the Borrower and its statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2018, reported on by KPMG LLP, independent public accountants, as filed with the Securities and Exchange Commission,

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present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP; and (ii) since December 31, 2018, to the date hereof, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect with respect to the Borrower and its subsidiaries, taken as a whole.
(j)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to buy or carry any Margin Stock. Following the application of the proceeds of each borrowing hereunder, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.
(k)    Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
(l)    The Borrower will ensure that any information, including financial statements or other documents but excluding information of a general economic or general industry nature, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder, taken as a whole, contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section; provided, however, that, with respect to any such information, exhibit or report consisting of statements, estimates, pro forma financial information, forward-looking statements and projections regarding the future performance of the Borrower or any of its Subsidiaries (“Projections”), no representation or warranty is made other than that such Projections have been prepared in good faith based upon assumptions believed by the Borrower or such Subsidiary to be reasonable at the time.
(m)    As of the Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.
ARTICLE IV

CONDITIONS
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received (x) from each Lender, either (i) a counterpart of this Agreement signed on behalf of such party or parties or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party or parties have signed a counterpart of this Agreement and (y) from the Borrower, a counterpart of this Agreement signed on behalf of the Borrower.
(b)    The Administrative Agent shall have received the favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardwell LLP. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower, the authorization of the Loan Transactions and any other legal matters relating to the Borrower, this Agreement or the Loan Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

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(d)    All representations and warranties in this Agreement shall be true and correct in all material respects on and as of the Effective Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be required to be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.
(e)    Payment of all reasonable and documented fees and expenses required to be reimbursed hereunder (with respect to expenses, to the extent invoiced at least three business days prior to the Effective Date);
(f)    (i) The Administrative Agent shall have received, at least five days prior to the Effective Date, all documentation and other information regarding the Borrower requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Act, to the extent reasonably requested in writing of the Borrower at least 10 days prior to the Effective Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied);
(g)    The Administrative Agent shall have received satisfactory evidence that the Credit Agreement, dated July 3, 2017, entered into among JPMorgan Chase Bank, N.A., as the administrative agent thereunder, the Borrower and the lenders from time to time party thereto has been terminated and repaid in full.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)    The representations of the Borrower set forth in this Agreement (except for the representations set forth in clause (e) of Article III) shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be required to be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.
(b)    At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.
(c)    The Administrative Agent shall have received a Borrowing Request duly signed by the Borrower.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
SECTION 4.03.    Conditions to Extension of Commitments.
Any extension of the Commitments pursuant to Section 2.18 shall not become effective on any then existing Final Maturity Date unless on such then existing Final Maturity Date each of the following conditions is satisfied:

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(a)    The representations of the Borrower set forth in this Agreement (except for the representations set forth in clause (e) of Article III) shall be true and correct in all material respects on and as of such then existing Final Maturity Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be required to be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects.
(b)    No Default or Event of Default shall have occurred and be continuing either prior to or after giving effect to such extension of the Commitments on such then existing Final Maturity Date.
ARTICLE V

AFFIRMATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:
SECTION 5.01.    Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, with all applicable law, rules, regulations and orders (including, without limitation, ERISA and environmental laws and permits) except to the extent that failure to so comply (in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.02.    Preservation of Existence. (i) Preserve and maintain and cause each of its Subsidiaries to preserve and maintain (unless, in the case of any Subsidiary, the Borrower or such Subsidiary determines that such preservation and maintenance is no longer necessary in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole), its corporate or organizational existence, rights (charter and statutory), franchises, permits, licenses, approvals and privileges in the jurisdiction of its organization; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation conveyance, transfer, lease or disposition permitted under Section 6.03; and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or, solely in the case of Subsidiaries, existence, if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign organization in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, except where the failure to so qualify or remain qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.03.    Taxes. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, in the ordinary course of business consistent with past practice, (i) all taxes, assessments, charges and like levies levied or imposed upon it or upon its income, profits or property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided that in no event shall either the Borrower or any Subsidiary be required to pay and discharge any such tax, assessment, charge, levy or claim if (A) the failure to do so (in the aggregate for all such failures) could not reasonably be expected to have a Material Adverse Effect or (B) the same is being contested in good faith and by appropriate proceedings and reserves, if required by GAAP, have been established in conformity with GAAP.
SECTION 5.04.    Reporting Requirements. Furnish to the Administrative Agent:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2019, a copy of the audited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on

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without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing;
(b)    as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2020), the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter; and
(c)    within five (5) Business Days after filing with the SEC, copies of all registration statements (other than on Form S-8), proxy statements, Forms 8-K (other than press releases) and Schedules 13-D filed by, or in respect of, the Borrower or any of its Subsidiaries with the SEC;
(d)    as soon as possible, and in any event within ten (10) days after any Responsible Officer has obtained knowledge of the occurrence of any Default or Event of Default, written notice thereof setting forth details of such Default or Event of Default and the actions that the Borrower has taken and proposes to take with respect thereto;
(e)    such other information as any Lender through the Agent may from time to time reasonably request, including information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.
All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP. Timely filing of such statements with the Securities and Exchange Commission shall constitute compliance with this Section 5.04; provided that the Borrower agrees to provide hard copies of such statements to any Lender upon the reasonable request of such Lender made to the address provided in Section 9.01(b). If any direct or indirect parent company of the Borrower becomes a guarantor for payment in full of the obligations hereunder, the Borrower may satisfy its obligations with respect to financial information relating to the Borrower by furnishing financial information relating to such other parent guarantor in each case in accordance with the foregoing.
SECTION 5.05.    Notices of Other Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:
(a)    the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries, that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(b)    any other development that results in a Material Adverse Effect.
Each notice delivered under this Section (i) shall be in writing and (ii) shall be accompanied by a statement of a financial officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Borrower be required to disclose or provide that portion of any information (x) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable laws or regulations, (y) that is subject to attorney-client or similar privilege or constitutes attorney work product or (z) in respect of which the Borrower owes confidentiality obligations to any third party (provided such confidentiality obligations were not entered into solely in contemplation of the restrictions set forth in this sentence).
SECTION 5.06.    Books and Records. Keep books of record and account, in which entries shall be made of financial transactions and the assets and business of the Borrower and each Subsidiary to the extent necessary for the Borrower to prepare financial statements in accordance with GAAP on a consolidated basis.

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SECTION 5.07.    Maintenance of Properties. Maintain and preserve, and cause each of its material Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of the business of the Borrower and its material Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.
SECTION 5.08.    Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable to the Borrower or such Subsidiary and, if a comparable arm’s-length transaction is known by the Borrower, no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided, however, that the foregoing restriction shall not apply to:
(a)    transactions between or among the Borrower and its Subsidiaries or with GE (or an Affiliate thereof);
(b)    transactions or payments pursuant to any employment arrangements or employee, officer or director benefit plans or arrangements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;
(c)    to the extent permitted by law, customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any of its Subsidiaries;
(d)    transactions pursuant to any contract or agreement in effect on the date hereof, as the same may be amended, modified or replaced from time to time, so long as any such contract or agreement as so amended, modified or replaced is, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries than such contract or agreement as in effect on the date hereof;
(e)    any transaction or series of transactions between the Borrower or any Subsidiary and any of their joint ventures, provided that such transaction or series of transactions is in the ordinary course of business and consistent with past practices of the Borrower, and/or its Subsidiaries and their joint ventures;
(f)    the issuance of equity interests of the Borrower to any Person or the repurchase of equity interests of the Borrower from any Person;
(g)    transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Borrower or a Subsidiary; provided such transaction is not entered into in contemplation of such event; or
(h)    any transaction between or among the Borrower or any of its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand, that provides for an exchange of value of less than $20,000,000.
SECTION 5.09.    Anti-Corruption and Sanctions. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall require pursuant to its policies and procedures that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, including pursuant to a license or permit, or (C) in any manner that would result in the material violation of any Sanctions applicable to the Borrower and its Subsidiaries.

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ARTICLE VI

NEGATIVE COVENANTS
The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not:
SECTION 6.01.    Liens. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties whether now owned or hereafter acquired to secure Indebtedness, except:
(a)    Liens on or with respect to any of the properties of the Borrower and any of its Subsidiaries existing on the date hereof;
(b)    (A) Liens on or with respect to property acquired from any Person other than the Borrower or a Subsidiary (including acquisitions through merger or consolidation or the acquisition of equity interests of any Person owning such property), leased, constructed, improved or repaired by the Borrower or any of its Subsidiaries (including general intangibles, proceeds and improvements, accessories and upgrades thereto) and created contemporaneously with, or within 12 months after, such acquisition or lease or the commencement or completion of construction, improvement or repair to secure or provide for the payment of all or a portion of the purchase price of such property or the cost of construction or improvement or repair thereof (including any Indebtedness and other obligations incurred to finance such acquisition, lease, construction, improvement or repair), as the case may be and (B) Liens on property (including any unimproved portion of partially improved property) of the Borrower or any of its Subsidiaries created within 12 months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction (including any Indebtedness incurred to finance such construction) if, in the opinion of the Borrower, such property or such portion thereof was prior to such construction substantially unimproved for the use intended by the Borrower; provided, however, no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved (including any unimproved portion of a partially improved property) including general intangibles, proceeds and improvements, accessories and upgrades thereto;
(c)    Liens arising in connection with capitalized leases, provided that no such Lien shall extend to or cover any assets other than the assets subject to such capitalized leases; and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property leased pursuant thereto;
(d)    Any Lien existing on any property (including general intangibles, proceeds and improvements, accessories and upgrades thereto) prior to the acquisition (including acquisition through merger or consolidation or the acquisition of the equity interests of any Person owning such property) thereof by the Borrower or any of its Subsidiaries or existing on any property of any Person that becomes a Subsidiary after the date hereof (including Liens on the Equity Interests of such Person) prior to the time such Person becomes a Subsidiary, provided that such Lien is not created in contemplation or in connection with such acquisition or such Person becoming a Subsidiary and no such Lien shall be extended to cover property other than the asset being acquired and other assets of such Person (and any Subsidiary of that Person) that are required to be pledged pursuant to agreements existing as of the date of such acquisition or such Person becoming a Subsidiary (including general intangibles, proceeds and improvements, accessories and upgrades thereto);
(e)    Liens securing Indebtedness of a Subsidiary owing to the Borrower or to another Subsidiary of the Borrower;
(f)    any Lien in favor of the United States or any state thereof or any other country or political subdivision thereof, or any Governmental Authority of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control or similar revenue bonds;

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(g)    Liens arising in connection with the pledge of any equity interests in any joint venture (that is not a Subsidiary) to secure Indebtedness of such joint venture as to which the lenders in respect thereof will not, pursuant to the terms of the agreements governing such Indebtedness, have any recourse to the stock or assets of the Borrower or any Subsidiary, other than such pledged equity interests;
(h)    Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness or other obligation secured by any Lien referred to in the foregoing clauses (a), (b), (c), (d), (e), (f) and (g); provided that (A) the principal amount of the Indebtedness or other obligation secured thereby is no greater than the outstanding principal amount of such Indebtedness, or, if greater, the existing commitment amount of such Indebtedness (provided that such commitment amount has not been increased in contemplation of such event), or other obligation immediately before such extension, renewal, refinancing, refunding or replacement plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto and (B) such Lien shall only extend to the same type of assets as are already permitted by this Agreement to be subject to a Lien in respect of such Indebtedness or other obligation; and
(i)    Liens securing other Indebtedness, provided that at the time of the creation, incurrence or assumption of any Indebtedness secured by such Liens and after giving effect thereto, to the use of proceeds thereof and to any concurrent repayment, redemption, reduction, discharge, defeasance or cancellation of any other Indebtedness in connection therewith, the principal amount of such Indebtedness secured by Liens permitted by this clause (i) shall not exceed 15% of Consolidated Net Worth as reflected in the most recent financial statements delivered pursuant to Section 5.04(a) and (b).
SECTION 6.02.    Indebtedness. Permit any of its Subsidiaries (other than any of its Subsidiaries that guarantee the Loans on terms reasonably satisfactory to the Administrative Agent) to, incur or permit to exist any Indebtedness, except
(a)    Indebtedness owing to the Borrower or to a Subsidiary of the Borrower;
(b)    Indebtedness of a Subsidiary of the Borrower that was outstanding prior to the time such Person becomes a Subsidiary, provided that such Indebtedness is not incurred in contemplation or in connection with such Person becoming a Subsidiary;
(c)    Indebtedness issued, assumed or guaranteed in connection with, or with a view to, compliance by a Subsidiary of the Borrower with the requirements of any program adopted by any Governmental Authority and applicable to such Subsidiary and providing financial or tax benefits to such Subsidiary which are not available directly to the Borrower;
(d)    Indebtedness not to exceed $100,000,000 at any time outstanding that is issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the acquisition of any assets or property for the purpose of financing all or any part of the purchase price thereof, and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto;
(e)    Indebtedness that is not to exceed $100,000,000 at any time outstanding issued, assumed or guaranteed (i) prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of any assets or property for the purpose of financing all or any part of the cost thereof, and (ii) for which recourse for the repayment thereof is limited to such assets or property and any alteration, repair, improvement and accessions thereto;
(f)    any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness referred to in the foregoing clauses (a), (b), (c), (d) and (e); provided that the principal amount of the Indebtedness or other obligation secured thereby is no greater than the outstanding principal amount of such Indebtedness, or, if greater, the existing commitment amount of such Indebtedness (provided that such commitment amount has not been increased in contemplation of such event) immediately before

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such extension, renewal, refinancing, refunding or replacement plus any amount necessary to pay any accrued interest, fees or expenses, premiums and original issue discount related thereto; and
(g)    other Indebtedness, provided that at the time of the incurrence or assumption of any Indebtedness and after giving effect thereto, to the use of proceeds thereof and to any concurrent repayment, redemption, reduction, discharge, defeasance or cancellation of any other Indebtedness in connection therewith, the principal amount of such Indebtedness permitted by this clause (h) shall not exceed 15% of Consolidated Net Worth as reflected in the most recent financial statements delivered pursuant to Section 5.04(a) and (b).
SECTION 6.03.    Merger, Consolidation; Asset Sales. The Borrower shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of related transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that this Section 6.03 shall not prohibit any such merger, consolidation, conveyance, transfer, lease or dispositions if (i) at the time of, and immediately after giving effect to, such merger, consolidation, conveyance, transfer, lease or disposition, no Default or Event of Default exists or would result therefrom, and (ii) either (A) the Borrower is the surviving corporation in such merger or consolidation or the transferee of such conveyance, transfer, lease or disposition or (B) if the Borrower is not the surviving corporation or the transferee, (I) the survivor or the transferee shall be an entity organized and existing under the laws of the United States or a state thereof and, as the successor in such consolidation or merger or the transferee of such conveyance, transfer, lease or disposition, shall have assumed all obligations and other liabilities of the Borrower hereunder and (II) the Administrative Agent and the Lenders shall have received all reasonably requested information under Sections 4.01(f) or 5.04(f) for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation, as if such provisions applied to such successor, mutatis mutandis; provided that the foregoing shall not apply to mergers or consolidations among the Borrower and/or its Subsidiaries or conveyances, transfers, leases or other dispositions among the Borrower and/or its Subsidiaries.
ARTICLE VII

EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a)    the Borrower shall fail to pay when due any principal of any Loan made to it;
(b)    the Borrower shall fail to pay (i) any interest on any Loan or (ii) any fee payable under Section 2.09, and, in the case of clauses (i) or (ii), such failure shall not be cured within five days after receipt by the Borrower of notice of such failure from the Administrative Agent;
(c)    if a default shall occur in respect of any other Indebtedness of or with recourse to the Borrower in an aggregate principal amount of $150,000,000 or more and such default causes acceleration thereof;
(d)    bankruptcy, reorganization, insolvency, receivership, or similar proceedings are instituted by or against the Borrower, and, if instituted against the Borrower, are not vacated within 60 days;
(e)    the Borrower makes a general assignment for the benefit of creditors;
(f)    the Borrower is unable to pay its debts generally as they become due and admits expressly such inability in writing;
(g)    any representation or warranty made in writing or deemed made by or on behalf of the Borrower in or in connection with this Agreement, or in any report, certificate, financial statement or other document furnished in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

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(h)    the Borrower shall fail to observe or perform (x) any covenant, condition or agreement in Section 5.02(i) (solely with respect to the legal existence of the Borrower), Section 5.04(d) or Article 6 or (y) any other covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (b) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;
(i)    any final, non-appealable judgment or order by a court of competent jurisdiction for the payment of money in excess of $250,000,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage shall be rendered against the Borrower or any material Subsidiary of the Borrower and not discharged within 30 days after such order or judgment becomes final (or 60 days in the case of any foreign order or judgment);
(j)    the Borrower or any of its ERISA Affiliates shall both (i) incur liability in that could reasonably be expected to result in a Material Adverse Effect as a result of one or more of the following: (A) the occurrence of any ERISA Event; (B) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (C) the insolvency or termination of a Multiemployer Plan and (ii) fail to pay such liability within thirty days of such incurrence; or
(k)    a Change of Control shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (d) or (e) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Article, the Commitments shall automatically terminate and the principal of the Loans of the Borrower then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be

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liable for the failure to disclose, any information relating to the Borrower or any of its subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or all the Lenders, as the case may be, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult its legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the written consent of the Borrower (so long as no Event of Default exists), to appoint a successor. If no successor shall have been so appointed by the Required Lenders with any requisite consent of the Borrower and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York that has a combined capital and surplus of at least $500,000,000, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

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Anything herein to the contrary notwithstanding, the Lead Arrangers, the Syndication Agents and the Documentation Agents shall not, in such capacities, have any powers, duties or responsibilities under this Agreement.
ARTICLE IX

MISCELLANEOUS
SECTION 9.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing (including by electronic transmission) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email with PDF attachment (unless any party has previously notified the other parties hereto that it does not wish to receive notices by email), as follows:
(a)    if to the Borrower, to it at Baker Hughes~~, a GE company,~~ Holdings LLC, 17021 Aldine Westfield Road, Houston, Texas, 77073, Attention of Chief Legal Officer;
(b)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., JPMorgan Loan Services, 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE 19713, Attention of Heather Robaszkiewicz, email: heather.robaszkiewicz@jpmorgan.com & 12012443628@tls.ldsprod.com, with copies to JPMorgan Chase Bank, N.A., 712 Main Street, Houston TX 77002, Attention of Gene R. Riego de Dios, email: gene.r.riegodedios@jpmorgan.com; and
(c)    if to any other Lender, to it at its address (or telecopy number or email) set forth in its Administrative Questionnaire.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
SECTION 9.02.    Waivers; Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, or (iv) change any of the provisions of this Section, Section 2.14(c), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement if the same is not objected to in writing by the Required Lenders within five Business Days of receipt of notice thereof.
SECTION 9.03.    Expenses; Indemnity.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lead Arrangers, the Administrative Agent and their respective Affiliates (limited, in the case of legal fees,

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to the reasonable fees, charges and disbursements of a single counsel for the Lead Arrangers and the Administrative Agent) in connection with the preparation and administration of this Agreement and any amendments, modifications or waivers of the provisions hereof and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement.
(b)    The Borrower shall indemnify the Lead Arrangers, the Syndication Agents, the Documentation Agents, the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the performance by the parties hereto of their respective obligations hereunder, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnitee shall endeavor to work cooperatively with the Borrower with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment. To the extent reasonably practicable and not disadvantageous to any Indemnitee, it is anticipated that a single counsel selected by the Borrower may be used. Settlement of any claim or litigation involving any material indemnified amount will require the approvals of the Borrower (not to be unreasonably withheld or delayed) and the relevant Indemnitee (not to be unreasonably withheld or delayed).
SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Lead Arrangers, the Syndication Agents, the Documentation Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Lead Arrangers, the Syndication Agents, the Documentation Agents, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Lender other than any Conduit Lender may assign to one or more assignees (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) each of the Administrative Agent and, except in the case of an assignment to a Lender or an Affiliate of a Lender or during the continuation of any Event of Default arising under Sections 8(a), (b), (d), (e) or (f), the Borrower must give its prior written consent to such assignment (such consents not to be unreasonably withheld) (it being understood that it shall be reasonable for the Borrower to withhold consent if the assignee has (x) short-term debt ratings below P-1 from Moody’s or has ratings at such level but is on credit watch with negative implications or (y) long-term debt ratings below BBB from S&P and below Baa2 from Moody’s or has ratings at such levels but is on credit watch with negative implications from each of S&P and Moody’s), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of an entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment of a Lender’s rights and

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obligations shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 payable by the assignor or the assignee, (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vi) the assignee, if applicable, shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent the documentation described in Section 2.13(e); provided, further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.16, and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.04(b).
(c)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e)    Any Lender other than any Conduit Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02 that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.16 to the same extent and subject to the same conditions as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section at the time of the participation. Each Lender that

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sells a participation, acting solely for tax purposes as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant in the Loans or other obligations under this Agreement (the “Participant Register”); provided that, except as set forth in the penultimate sentence of this Section 9.04(e), no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loans or its other obligations hereunder) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, each Loan Party and the Administrative Agent shall treat such person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. In consideration of this Section 9.04(e), the Participant Register shall be available for inspection by the Borrower upon reasonable request and prior notice, provided that the Borrower in good faith determines it is necessary or appropriate to access the Participant Register in order to establish that the Loans and other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The Borrower shall keep any information obtained from the Participant Register confidential, except to the extent that a taxing authority requires disclosure for the sole purpose of establishing that the Loans and other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.
(f)    A Participant shall not be entitled to receive any greater payment under Section 2.12, or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.13 unless the Borrower is notified of the Participation sold to such Participant and such Participant complies with Section 2.13 as though it were a Lender.
(g)    Any Lender other than any Conduit Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that (i) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto, and (ii) no such pledge or assignment may be made by any Lender to a natural person.
(h)    The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(i)    The Loans (including the notes evidencing such Loans) are registered obligations, and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. A note shall only evidence the Lender’s or an assignee’s right, title and interest in and to the related Loan, and in no event is any such note to be considered a bearer instrument or obligation not in “registered form” within the meaning of Section 163(f) of the Code. This Section 9.04 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). For purposes of Treasury Regulation Section 5f.103-1(c) only, the Administrative Agent shall act as the Borrower’s agent for purposes of maintaining such notations of transfer in the Register and each applicable Lender shall act as the Borrower’s agent for purposes of maintaining notations in the Participant Register. Nothing in this Section 9.04 is intended to alter the U.S. federal income tax withholding and reporting obligations that would exist between any Administrative Agent and any Lender

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or between any Lender and any Participant in the absence of this Section 9.04 pursuant to Section 2.13(i) or as otherwise required by Law.
SECTION 9.05.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lead Arrangers and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.06.    Governing Law; Jurisdiction.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
SECTION 9.07.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.08.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or any credit insurance provider, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to

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maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
SECTION 9.10.    USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall promptly provide such information upon request by any Lender.
SECTION 9.11.    No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, their stockholders and/or their affiliates. The Borrower agrees that nothing in this Agreement and any related documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by this Agreement and any related documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in this Agreement and any related documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 9.12.    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.
Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under this Agreement may be subject to the ~~write-down~~Write-Down and ~~c~~Conversion ~~p~~Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of ~~any EEA~~the applicable Resolution Authority.
SECTION 9.13.    Acknowledgement Regarding Supported QFCs.
To the extent that this Agreement provides support, through a guarantee or otherwise, for swap agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and this Agreement were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Intentionally Omitted]

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EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement dated as of [ ], 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Baker Hughes~~, a GE company,~~ Holdings LLC and the Lenders named therein. Terms defined in the Credit Agreement are used herein with the same meanings. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.
The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if applicable, any documentation required to be delivered by the Assignee pursuant to Section 2.13(e) or (f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.
THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Date of Assignment:
Legal Name of Assignor:
Legal Name of Assignee:
Assignee’s Address for Notices:
Effective Date of Assignment
(“Assignment Date”):

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	Principal Amount Assigned	Loan Assigned (indicate the ~~Eurodollar~~Term Benchmark Loan Applicable Margin and the ABR Loan Applicable Margin)	Percentage Assigned of Commitment (set forth, to at least 8 decimals, as a percentage of the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:
Loans:

The terms set forth above are hereby agreed to:
[Name of Assignor], as Assignor
By:
Name:
Title:
[Name of Assignor], as Assignee
By:
Name:
Title:

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The undersigned hereby consent to the within assignment:
[BAKER HUGHES~~, A GE COMPANY,~~ HOLDINGS LLC]1
By:
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By:
Name:
Title:

1 To the extent Borrower consent is required.

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ANNEX 1
Reference is made to the Credit Agreement dated as of [ ], 2019 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Baker Hughes~~, a GE company,~~ Holdings LLC and the Lenders named therein. Terms defined in the Credit Agreement are used herein with the same meanings.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a non-U.S. Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.